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                                                                   EXHIBIT 10.15


                                 AMENDMENT NO.3
                                       TO
                          EQUIPMENT PURCHASE AGREEMENT

          Reference is hereby made to that EQUIPMENT PURCHASE AGREEMENT (the "Agreement"), effective as of December 1, 1995, between PageMart, Inc. ("PageMart") and Motorola, Inc. ("Motorola"), as amended by Amendment No. 1 dated June 15, 1998, and by Amendment No. 2 dated August 5, 1998. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

          WHEREAS, PageMart and Motorola have agreed to modify the Agreement;

          NOW THEREFORE, the parties hereby agree as follows:

ARTICLE IV: SECTION 1.1, BUYER PURCHASE COMMITMENT, IS HEREBY AMENDED TO READ IN ITS ENTIRETY, AS FOLLOWS:

1.1 Buyer Purchase Agreement. PageMart agrees to purchase from Motorola $40 million of conventional one-way and two-way infrastructure Equipment (and/or ReFLEX 25 advanced messaging units provided for by this Amendment No. 3) over the sixty-seven (67) month period beginning December 1, 1995 and ending June 30, 2001. In the event PageMart fails to order and take delivery from Motorola of $40 million of infrastructure Equipment (and/or ReFLEX 25 advanced messaging units provided for by this Amendment No. 3) prior to June 30, 2001, provided any failure to take delivery is not due to Force Majeure as described in Section
15.1 of Article I, or to Motorola's failure to meet reasonable scheduled delivery dates for ReFLEX 25 advanced messaging units, then on or after July 1, 2001, Motorola may prepare an invoice for, and ship to PageMart, ReFLEX 25 advanced messaging units chosen at Motorola's sole discretion, with a total price (priced at the purchase prices of this Agreement) equivalent to the difference between $40 million and the amount of infrastructure Equipment (and ReFLEX 25 advanced messaging units provided for by this Amendment No. 3) previously ordered by PageMart and delivered under this Agreement. PageMart agrees to accept such Products and to pay such invoice within thirty (30) days of its receipt. After the Date of Modification of this Amendment No. 3, only the following order shall apply towards PageMart's $40 million purchase commitment:

(A) On or before August 31, 1999, PageMart shall issue to Motorola, an initial Purchase Order for additional ReFLEX 25 advanced messaging units, in an amount of no less than $1.4 million, for delivery to PageMart prior to December 31, 1999, as per customer requirements. PageMart shall subsequently issue additional purchase orders to Motorola for ReFLEX 25 advanced messaging units. Products procured by Purchase Orders under this Amendment shall be for delivery to PageMart prior to June 30, 2001. Notwithstanding the language of Section 1.2 Credit for Infrastructure Equipment and Section 1.4 Additional Infrastructure Credit, for PageMart's purchases of ReFLEX 25 advanced messaging units from Motorola by the Purchase Orders described in this Section 1.1(A), PageMart's remaining credit for the transfer of PageMart Patents to Motorola in accordance with the Technology Asset Agreement between the parties, shall be applied as a total discount of 30% towards the sales price, resulting in a total remaining credit balance of $5,265,000. Such credit application shall wholly satisfy all credits provided to PageMart by the Agreement.

THIS AMENDMENT NO. 3 DOES NOT ALTER THE PURCHASE COMMITMENTS FOR REFLEX 25 ADVANCED MESSAGING UNITS SPECIFIED IN AMENDMENT NO. 2 DATED AUGUST 5, 1998, AND THE CREDITS PROVIDED THEREIN ARE SEPARATE FROM AND SHALL NOT AFFECT THE CREDITS PROVIDED ELSEWHERE IN THE AGREEMENT.

Date of Modification: September 20, 1999.

PAGEMART WIRELESS INC.                  MOTOROLA, INC.


By: /s/ G. CLAY MYERS                   By: /s/ MIGUEL PELLON
   --------------------------------        -------------------------------


Name: G. Clay Myers                     Name: Miguel Pellon
     ------------------------------          -----------------------------


Title: CFO                              Title: VP & GM US Paging Ops.
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Date: 8/20/99                           Date: 10/4/99
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